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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-21425, 333-33779, 333-43333, 333-50855,
333-50855-01, 333-70273, 333-73223 and 333-83087) and on Form S-8 (File Nos.
33-38249, 33-26970, 333-03975, 333-33999, 333-34001, 333-69323, 333-74397,
333-75037, 333-75713, 333-80391 and 333-90345) of Tyco International Ltd. of our
report dated October 21, 1999 on our audits of the Consolidated Financial Statements and the Consolidated Financial Statement Schedule of Tyco International Ltd. as of September 30, 1999 and 1998 and for the year ended September 30, 1999 and 1998 and the nine months ended September 30, 1997, which report is included in this Annual Report on Form 10-K.

                                        PRICEWATERHOUSECOOPERS

Hamilton, Bermuda

December 9, 1999